UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2025
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2025, RumbleOn, Inc. (the “Company”) held its annual meeting of shareholders (the “Meeting”) at a virtual meeting online via live audio webcast. At the Meeting, the Company’s shareholders approved an amendment (the “Amendment”) to the RumbleOn, Inc. 2017 Stock Incentive Plan (as amended, the “Plan”) to, among other things, (a) increase the number of shares of the Company’s Class B common stock (the “Class B common stock”) authorized for issuance under the Plan by 2,500,000 shares, (b) eliminate annual grant limits that applied to certain individuals (which were previously included for tax reasons that no longer apply), (c) add an evergreen provision pursuant to which up to 5% of the number of shares of Class B common stock outstanding may be added by the Board to the Plan each year without shareholder approval, and (d) provide that shares of Class B common stock underlying awards that are not ultimately issued, including shares withheld for taxes, may be available for future awards granted under the Plan. The Amendment became effective following its approval by the Company’s shareholders.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders: (1) elected all of the Company’s nominees for members of the Board of Directors of the Company (the “Board”) to serve for the ensuing year and until their respective successors are duly elected and qualified; (2) approved the Amendment; (3) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (4) ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 23, 2025.

Each shareholder of Class A common stock was entitled to ten votes per share on each of the director nominees and on each other matter presented at the Meeting. Each shareholder of Class B common stock was entitled to one vote per share on each of the director nominees and on each other matter presented at the Meeting.

The voting results are as follows:

Proposal 1 - Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Mark Cohen	26,076,566	1,087,970	5,981,726
William Coulter	26,878,331	286,205	5,981,726
Rebecca Polak	26,024,851	1,139,685	5,981,726
Michael Quartieri	27,091,962	72,574	5,981,726
Rachel Richards	27,098,089	66,447	5,981,726
John Rickel	27,093,681	70,855	5,981,726
Mark Tkach	26,444,413	720,123	5,981,726

Proposal 2 - Approval of the Amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
24,782,714	2,323,792	58,030	5,981,726

Proposal 3 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
25,850,137	1,258,855	55,544	5,981,726

Proposal 4 - Ratification of the Appointment of BDO USA, P.C. as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2025

For	Against	Abstain
33,062,297	71,481	12,484

No other matters were submitted to a vote of the Company’s shareholders at the Meeting.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
10.1*	Sixth Amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Management Compensatory Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: June 6, 2025	By:	/s/ Michael Quartieri
Michael Quartieri
Chairman, Chief Executive Officer, and Interim Chief Financial Officer